UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) December 11, 2006

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 11, 2006, the Board of Directors of Sonic Innovations, Inc. (the “Company”), upon recommendation of its Governance and Nominating Committee and pursuant to its Bylaws, increased the size of its Board of Directors to nine members and elected Robert W. Miller and Cherie M. Fuzzell to the Board. Mr. Miller’s and Ms. Fuzzell’s terms will expire at the Annual Meeting of Shareholders in 2007 and 2009, respectively. For their service Mr. Miller and Ms. Fuzzell will receive fees pursuant to the compensation arrangements provided to the Company’s other non-employee directors and will be eligible to participate in the Company’s 2000 Stock Plan described under the heading “Director Compensation” in the Company’s Proxy Statement, dated April 11, 2006.

The Company also appointed Richard Scott, age 46, as Vice President of Worldwide Marketing. Mr. Scott joins the Company from Advanced Medical Optics (“AMO”), a spin-off company from Allergan, Inc., where he held a similar position. Prior to AMO and Allergan, Mr. Scott held a number of marketing positions with Alcon Laboratories, Inc., including positions in Africa, Japan and the United States. He holds a Bachelor of Arts degree in Marketing from the University of Utah and an MBA in International Business from the American Graduate School of International Management. Mr. Scott will be eligible to be a party to the employment agreements with executive officers described under the heading “Employment Agreements and Change of Control Arrangements” in the Company’s Proxy Statement, dated April 11, 2006.

ITEM 8.01	Other Events

A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act as amended, but is instead “furnished” as required by that instruction.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Sonic Innovations Inc. press release dated December 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: December 19, 2006,

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran Vice President and Chief Financial Officer